THIS DOCUMENT IS A COPY FROM THE FORM SE THAT WAS FILED ON MARCH 31, 1997 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


EXHIBIT 10-R
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(Carlyle-XV)





Appl.      #MA-374
Mtge.      #000207800



                       RESERVE PLEDGE AGREEMENT



     THIS RESERVE AGREEMENT, (hereinafter called "this Agreement"), executed as of the 4th day of December, 1996, but effective as of the first day of January, 1996, by and between NORMAN S. GELLER, THOMAS M. BENNETT, JEFFREY GLUSKIN and NEIL G. BLUHM, BRIAN K. ELLISON and JULIA C. PARKS, as Trustees of 260 FRANKLIN STREET ASSOCIATES TRUST under a Declaration of Trust dated May 16, 1986, duly recorded with the Suffolk County Registry of Deeds in Book 12510, Page 64 and filed with the Suffolk County Registry District of the Land Court as Document No. 405198, as amended in accordance with the Certificate of Trustee as to Appointment of Additional Trustees and First Amendment to Declaration of Trust establishing 260 Franklin Street Associates Trust, dated September 12, 1986, duly recorded with Suffolk County Registry of Deeds as Instrument No. 374 of September 26, 1986, and filed with the Suffolk Country Registry District of the Land Court as Document No. 411174, and as further amended by Certificate of Trustee as to removal of certain Trustees and appointment of additional Trustees dated July 23, 1990, duly recorded with the Suffolk County Registry of Deeds in Book 16416, Page 342, and Document No. 467674, with appointment of six Trustees registered as Documents Nos. 467675 through 467680 with the Suffolk County Registry District of the Land Court, as further amended in accordance with a Certificate of Trustee as to Removal of Certain Trustees and Appointment of Additional Trustees, dated May 20, 1992, duly recorded with the Suffolk County Registry of Deeds as Document No. 487549, having a mailing address c/o JMB Realty Corporation, 900 North Michigan Avenue, Chicago, Illinois 60611 (hereinafter called "Borrower"), TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation having a mailing address of 730 Third Avenue, New York, New York 10017 ("Lender") and BOSTON MORTGAGE CAPITAL CORP, a Massachusetts corporation having a mailing address of 100 Huntington, Avenue, Tower 2, Fourth Floor, Boston, Massachusetts 02116 (hereinafter called "Pledge Agent").


                              WITNESSETH:
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     WHEREAS, pursuant to the terms of that certain Second

























Mortgage Modification and Consolidation Agreement (sometimes hereinafter called the "Notes and Modification Agreement") between Lender and Borrower dated as of January 1, 1991, and recorded with the Suffolk County Registry of Deeds as Instrument No. 308 of December 31, 1991, in Book 17222, Page 286 and filed with Suffolk County Registry District of the Land Court as Document No. 482106, Borrower is justly indebted to Lender in the consolidated principal amount (the "Consolidated Principal Indebtedness") of SEVENTY-FOUR MILLION EIGHT HUNDRED NINETY-ONE THOUSAND TWELVE AND 83/100THS ($74,891,012.83) DOLLARS, plus interest thereon from date, which Agreement consolidated the indebtedness evidenced by those two certain Mortgage Notes, the first being (a) that certain Note payable to the order of Lender in the original sum principal sum of SIXTY-FIVE MILLION AND NO/100THS ($65,000,000.00) DOLLARS dated December 18, 1985, made originally by 260 Franklin Incorporated, the repayment obligation for which has been assumed by Borrower by that certain agreement captioned "NOTE MODIFICATION AGREEMENT WITH RESPECT TO $65,000,000 NOTE DATED DECEMBER 18, 1985" (collectively, "Note No. 1"); and the other being (b) that certain Note made by Borrower payable to the order of Lender in the original principal sum of TEN MILLION AND NO/100THS ($10,000,000.00) DOLLARS, dated September 24, 1986 ("Note No. 2");

     WHEREAS, the Consolidated Principal Indebtedness evidenced by both Notes is secured, among other things, by that certain Security Agreement and Mortgage ("the $65,000,000.00 Mortgage") dated December 18, 1985, and recorded with the Suffolk County Registry of Deeds in Book 12143, Page 249 and filed with Suffolk County Registry District of the Land Court as Document No. 399401 and that certain Security Agreement and Mortgage Deed (the "$10,000,000.00 Mortgage") dated September 24, 1986, and recorded with the Suffolk County Registry District of the Land Court as Document No. 411176; as such Mortgages have been consolidated and modified by that (i) certain Mortgage Modification and Consolidation Agreement between Borrower and Lender dated September 24, 1986 and recorded with the Suffolk county Registry of Deeds in Book 12902, Page 302, and filed with the Suffolk County Registry District of the Land Court as Document No. 411176, and (ii) the aforesaid Second Mortgage Modification and Consolidation Agreement. Both the $65,000,000.00 Mortgage and the $10,000,000.00 Mortgage as consolidated and modified by the aforesaid Mortgage Modification and Consolidation Agreement and Second Mortgage Modification and Consolidation Agreement are collectively called the "Consolidated

Mortgage" and both such mortgages encumber and mortgage, as security for Consolidated Principal Indebtedness, those certain lots, parcels and pieces of land with the buildings and improvements erected thereon situate, lying and being in the City of Boston, County of Suffolk, Commonwealth of Massachusetts described in the Mortgages and on Exhibit A attached hereto and forming a part hereof (hereinafter called "the Premises"); the Consolidated Mortgage and all other documents executed by Borrower and held by Lender as security for the Consolidated Indebtedness are hereinafter collectively called the "Loan Documents";

     WHEREAS, in connection with the execution and delivery of the Second Mortgage Modification and Consolidation Agreement, Borrower and Lender entered into a certain Reserve Escrow Agreement with Pledge Agent dated January 1, 1991, to provide additional security for the Consolidated Indebtedness evidenced by Note No. 1 and Note No. 2, which Reserve Escrow Agreement has been subsequently modified by that certain Modification to Reserve Escrow Agreement dated January 1, 1994, and as so modified is hereinafter called the "Reserve Escrow Agreement;"

     WHEREAS, Borrower and Lender are simultaneously herewith executing that Third Mortgage Modification and Extension Agreement (hereinafter called the "Mortgage Modification Agreement") of even date herewith whereby, among other things, certain repayment terms have been modified and the loan term for the Consolidated Indebtedness has been extended until January 1, 1997, subject to such date being accelerated at Lender's option to an earlier date (the "Acceleration Date") that Lender may select upon thirty (30) days' prior written notice sent in accordance with Paragraph 33 of the $10,000,000.00 Mortgage to Borrower;

     WHEREAS, the parties hereto do hereby wish to convert the Reserve Escrow Agreement into a Reserve Pledge Agreement and to restate the agreement as hereinafter provided.

     1. PLEDGE AGENT. Borrower and Lender hereby confirm the appointment of Boston Mortgage Capital Corp as Pledge Agent for the purposes heretofore and hereinafter set forth including the specific purposes of (i) receiving and holding the "Pledged Funds" (as hereinafter defined) for the benefit of Lender, (ii) perfecting Lender's security interest in the Pledged

Funds by taking possession thereof and (iii) disbursing the Pledged Funds in accordance with the terms of this Agreement and Pledge Agent hereby accepts such appointment and designation.

     2. PRIOR DEPOSITS. Pledge Agent acknowledges that it holds the following monies in the following accounts as of April 26, 1996:

     (i)   Tenant Security Account:    $   66,575.88
     (ii)  Reserve Account:            $3,581,340.95

     3. FUTURE DEPOSITS. Borrower shall continue to make the following deposits:

     (i) A sum equal to all future security deposits under all new leases entered into Borrower from time to time until the "Termination Date" (which is defined as the earliest to occur of the following: (i) the date as of which all amounts due under the Loan Documents, whether at maturity or otherwise, shall have been paid in full; (ii) the date of foreclosure sale of the Premises; (iii) the date title to the Premises vests in the transferee in the event of a deed in lieu of foreclosure; or (iv) the date a receiver is appointed for the Premises pursuant to Lender's application for a receiver after a default under the Loan Documents);

     (ii) An amount equal to all leasing and brokerage fees and commissions relating to the Premises payable to Borrower, JMB Realty Corporation, JMB/Urban Development Company, Carlyle Real Estate Limited Partnership XV, Carlyle Real Estate Limited Partnership XVI, or any entity affiliated with Borrower, JMB Realty Corporation, JMB/Urban Development Company, or any general partner or affiliate of the general partner of either Carlyle Real Estate Limited Partnership XV or Carlyle Real Estate Limited Partnership XVI, shall be deposited within fifteen (15) days following the end of each month in which any such fees and commissions become due and payable, until the Termination Date; and

     (iii) An amount monthly equal to all Available Cash Flow received from the Premises remaining after payment of Operating Expenses for the Premises as hereinafter defined shall be deposited within fifteen (15) days of following the end of each month until the Termination Date, commencing January 1, 1996. For the purpose of this Agreement, "Available Cash Flow" means all income, receipts and revenue from all sources respecting the Premises received by or for the benefit of Borrower remaining after payment into the Reserve Account, Working Capital Account and Tenant Security Deposit Account (as such Accounts are hereinafter defined) of all other monies required or permitted to be deposited under the terms of this Agreement. "Operating Expenses for the Premises" are to be determined in accordance with the Approved Budget and include all other items of cost and expense of a nature which are permitted to be paid from the "Working Capital Account" described below, but which have been paid from Available Cash Flow rather than from the Working Capital Account, but "Operating Expenses for the Premises" shall not include (a) the installment of fixed interest to be paid to Lender as set forth in Paragraph 1 of the Notes and Mortgage Modification Agreement; (b) the installment (hereinafter called "Tax and Insurance Estimate Payments") for taxes, assessments and other impositions (if any) and premiums for fire, rental value and other insurance covering the Premises required be carried pursuant to Paragraph 2 of the Consolidated Mortgages; and (c) payments for Capital Expenditures, leasing and brokerage commissions, lease inducements and tenant improvements; provided, however, that notwithstanding the foregoing, items of a nature described (c) above becoming due and payable to parties unaffiliated with Borrower under existing tenant leases (herein "Existing Lease Obligations") may be funded from and charged against the Reserve Account and, to the extent necessary to meet such Existing Lease Obligations,

           Lender shall not unreasonably withhold its consent to modifications to the Draw Request Requirements set forth below in respect thereof;

     (iv) From the income, receipts and revenues from all sources respecting the Premises received by or for the benefit of Borrower, Borrower shall deposit within fifteen (15) days following the end of each month, commencing January 15, 1996, until the Termination Date, an amount equal to the monthly installments for the items described in clauses (a) and (b) of the immediately preceding Subparagraph (iii);

     (v)   Any amount remaining in the Working Capital Account
(established and maintained pursuant to Paragraph 4 hereof), after payment of expenses approved by Lender, following the sending by Lender to Borrower of the Notice of Default called for in Paragraph 4.

     4. WORKING CAPITAL ACCOUNT. Borrower had heretofore deposited from money received from the Reserve Account the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100THS ($150,000.00) DOLLARS into a separate segregated account for the exclusive use and benefit of the Premises known as the "Working Capital Account." As long as Lender does not send to Borrower a Notice of Default, Borrower shall have the right to maintain the Account and use the money in the Account and all interest earned thereon to pay for
(i) unforeseen expenses and capital expenditures not anticipated or approved in the to be approved annual Approved Budget mentioned in Paragraph 10 hereof; and (ii) tenant improvement costs of under $20,000.00 and any other expenses or capital expenditures (each of which capital expenditures shall not exceed $25,000.00) which are incurred pursuant to or in accordance with the Approved Budget. Borrower shall report all money received and expended from the Working Capital Account as part of the reporting statements to be delivered by Borrower to Lender as more particularly provided in the Notes and Mortgage Modification Agreement. To the extent that payment was made out of the Working Capital Account for an expenditure that has been approved by Lender in writing (which approval shall not be unreasonably withheld or denied or which expenditure is of a nature described in (ii) above, Borrower shall have the right to deduct the amount of such payment from the amount of Available Cash Flow that would otherwise be deposited in the Reserve Account and deposit such amount in the Working Capital Account. If Borrower shall default in its obligations under the Loan Documents or under this Agreement and such default continue uncured beyond the applicable cure period (if any), Borrower shall, upon written notice of default sent by Lender to Borrower (the "Notice of Default"), immediately transmit all funds remaining in the Working Capital Account into the Reserve Account, which funds shall be used for the purposes contained in the Reserve Account.

     5. DUTY TO HOLD FUNDS. Pledge Agent confirms its agreement to hold all funds deposited with it hereunder (the "Pledged Funds") in trust in clearly segregated separate pledge accounts, one of which shall be to cover all tenant security deposits (the "Tenant Security Deposit Account") and the other to cover all other funds to be deposited hereunder (the "Reserve Account"). Neither account may be commingled with the other account or with any other account held by The Boston Mortgage Company, Inc.

Pledge Agent agrees that it shall not release any funds held by it except as otherwise expressly permitted by the terms of this Agreement.

     6. SECURITY FOR BORROWER'S OBLIGATION. Borrower and Lender acknowledge and agree that the Reserve Account and Tenant Security Deposit Account are given as additional security for the performance of Borrower's obligations to pay installments of fixed interest, Residual Interest Amount, Yield Maintenance Documents when due, and as security for the performance of Borrower's obligations under the Agreement.

     Borrower hereby grants to Lender a security interest in the Working Capital Account, Reserve Account and Tenant Security Deposit Account in order to secure the performance of Borrower's obligations under the Loan Documents; provided, however, that the said security interest in the Tenant Security Deposit Account is only in and to Borrower's rights to any proceeds from such account and is subject to the terms of the applicable tenant leases. Pledge Agent hereby acknowledges the security interest in the Reserve Account and Tenant Security Deposit Account granted herein by Borrower to Lender and the parties hereto agree that Pledge Agent is the agent of Lender for the purposes of perfecting the security interests of Lender in the Reserve Account and Tenant Security Deposit Account and that for such purpose possession of such Reserve Account and Tenant Security Deposit Account by the Pledge Agent shall constitute possession by Lender, but that in all other respects Pledge Agent is an independent contractor. However, upon request Borrower shall execute such financing statements and other documents reasonably requested by Lender to further evidence perfection of such security interests. Borrower covenants and agrees that it shall not further assign or grant a security interest in, or otherwise hypothecate any of its right, title and interest in the Working Capital Account, Reserve Account or Tenant Security Deposit Account.
Pledge Agent covenants and agrees that it shall accept no assignment, security interest in or other hypothecation of the Reserve Account or Tenant Security Deposit Account.

     7. TENANT SECURITY DEPOSIT ACCOUNT. The parties hereto do further acknowledge that the money in the Tenant Security Deposit Account is to ensure the safety and propriety of the security deposits. Borrower covenants and agrees that it shall not assign, grant a security interest in or otherwise hypothecate any of its rights, title and interest in the Tenant Security Deposit Account, and Pledge Agent covenants and agrees that it shall accept no assignment, security interest in or other hypothecation of the Tenant Security Deposit Account. To the extent the landlord receives any right to all or any portion of any funds in the Tenant Security Deposit Account, such funds, following due notice to Lender and Pledge Agent, shall be transferred to the Reserve Account and used for the purposes provided in the Account.

     Upon any acquisition of title by foreclosure, deed in lieu of foreclosure or otherwise by Lender or any designee, assignee or nominee of Lender, all moneys held in the Tenant Security Deposit Account shall be transferred in accordance with Lender's written directions. Upon payment in full of the Consolidated Indebtedness and satisfaction of record of the Consolidated Mortgages, all money held in the Tenant Security Deposit Account shall be transferred in accordance with Borrower's written direction upon delivery to Pledge Agent of a certified copy of the recorded satisfaction of Consolidated Mortgages document and other proof of payment in full of the Consolidated Indebtedness.

     8. INTEREST AND INVESTMENTS. Pledge Agent shall invest the Pledged Funds from time to time, in accordance with Borrower's written directions, in one or more of the following investments:

     (a) Bank accounts, money market funds and/or bank certificates of deposit, the principal of which is one hundred
(100%) percent insured by the Federal Deposit Insurance Corporation and which have a maturity date of not more than one (1) year from the date of not more than one (1) year from the date of investment, or money market funds which invest in government backed securities;

     (b) United States Treasury Bills which have a maturity date of not more than one (1) year from the date of the investment.

     All interest that accrues on the Pledged Funds shall belong to and be credited for the benefit of Borrower, but shall at all times remain as part of the Pledged Funds. All investments by Pledge Agent are contingent upon Pledge Agent's receipt of IRS Form W-9, executed by an authorized signatory of Borrower, reciting the identity and tax identification number of Borrower. Lender shall not be responsible for the loss of all or any part of the Pledge Funds resulting from such investments or any other cause. If there is a loss of all or any part of the Pledged Funds, Pledge Agent will notify Borrower and Lender within two (2) business days of learning of the loss. Borrower will replace the lost funds within five (5) business days of receiving the notice of the loss from Pledge Agent; provided, however, that fluctuations in the value of the pledged accounts by reason of changes in interest rates shall not be construed as a loss of Pledged Funds for purposes of this Agreement.

     To the extent necessary, Pledge Agent is directed to sell and reduce to cash funds a sufficient amount of such investments whenever the cash balance in the Reserve Account or Tenant Security Deposit Account, as the case may be, is insufficient to make a disbursement from the Reserve Account or Tenant Security Deposit Account when permitted or required by the terms of this Reserve Pledge Agreement.

     9. WITHDRAWAL TERMS. Pledge Agent shall, from time to time, make the following payments from the Reserve Account and Tenant Security Deposit Account, only upon the following conditions:

     (a) TO LENDER MONTHLY: Commencing on January 1, 1996, and continuing on the first day of each month thereafter occurring until the Consolidated Indebtedness is paid in full, Pledge Agent shall pay Lender, to the extent funds are available in the Reserve Account, the amount then due Lender under the Notes and Mortgage Modification Agreement (receipt of a copy of which Pledge Agent acknowledges) within the time periods called for in the said Agreement. Nothing contained in this Paragraph shall relieve Borrower of its obligations under the Notes and Modification Agreement to make all payments required to be made thereunder within the time frames called for therein, and any failure on Pledge Agent's part to make any payment in the amount required by the Noted and Modification Agreement shall require Borrower to pay the amount not so paid directly to Lender within the time frame called for in the Notes and Modification Agreement. Pledge Agent shall notify Lender and Borrower of any inability to make any such payments not later than three (3) days of the due date therefor.

     (b) TO BOSTON MORTGAGE CAPITAL CORP AS SERVICER, OR TO LENDER, IF BOSTON MORTGAGE CAPITAL CORP IS NO LONGER THE SERVICER: Commencing on January 1, 1996, and continuing on the first day of each month thereafter occurring until the Consolidated Indebtedness is paid in full, Pledge Agent shall pay itself as Servicer of Lender, to the extent funds are available in the Reserve Account, the monthly installment of Tax and Insurance Estimate Payment that Borrower is required to pay to Lender under Paragraph 2 of the Consolidated Mortgages, which funds are to be used by Servicer to pay such items when due in accordance with the terms of a separate Servicing Agreement with Lender. Nothing contained in this Paragraph shall relieve Borrower of its obligations to make such Tax and Insurance Estimate Payment within the time frames called for in the Consolidated Mortgages and any failure on Pledge Agent's part to make any such payment shall require Borrower to pay the amount not paid to Lender or to its Servicer within the time frame called for in the Consolidated Mortgages. Pledge Agent shall notify Lender and Borrower of any inability to make any such payment not later than three (3) days of the due date therefor.

     (c) TO LENDER FOLLOWING DEFAULT: Upon written direction from Lender, a copy of which shall also be sent to
Borrower, alleging that Borrower has failed to pay principal, fixed interest, Residual Interest Amount, Yield Maintenance Amount, prepayment premiums or other payment as required by the Loan Documents, Pledge Agent will pay Lender out of funds from the Reserve Account the amount set forth in the written directions from Lender. Lender agrees that no such direction shall be sent unless and until Borrower's failure to make any such payment shall have continued uncorrected to and beyond the expiration of any applicable grace periods specifically provided in the Loan Documents for such payment.

     (d) TO A TENANT IN RETURN OF SECURITY DEPOSIT: Upon presentation of (i) written instructions from Borrower setting forth the name of the tenant and the amount of the security deposit to be returned and certifying that the amount was previously delivered to Pledge Agent and held by Pledge Agent in the Tenant Security Deposit Account and that the lease has been terminated and/or the tenant is justly entitled to such money, and (ii) confirmation that Lender has approved the same (which approval Lender agrees will not be unreasonably withheld or denied), Pledge Agent will pay out of funds in the Tenant Security Deposit Account to the tenant the amount of the security deposit that Borrower says is then due and payable.

     (e) TO JMB REALTY CORPORATION: Provided this Reserve Pledge Agreement has not been terminated on or before such date, and Lender has been paid the amount of accrued fixed interest due it on January 1, 1997, under the Loan Documents, Pledge Agent shall pay to the direction of JMB Realty Corporation, out of funds in the Reserve Account, on the first business day following January 1, 1997, the lesser of (I) the amount then remaining in the Reserve Account or (II) the sum of TWO HUNDRED FIFTY THOUSAND AND NO/100THS ($250,000.00) DOLLARS, LESS IN EACH INSTANCE THE AMOUNT OF TRANSACTION COSTS PAID TO BORROWER OUT OF THE RESERVE ACCOUNT PURSUANT TO ITEM (h) HEREOF.

     (f) TO BORROWER FOR LEASING COMMISSIONS TO BE PAID LEASING AGENTS AND BROKERS: Pledge Agent will pay Borrower the amount due for leasing commissions out of funds in the Reserve Account upon Borrower's compliance with the draw request requirements hereinafter set forth. Notwithstanding the foregoing, no payment is to be made pursuant to this Subparagraph to Borrower, JMB Realty Corporation, JMB/Urban Development Company, Carlyle Real Estate Limited Partnership XV, Carlyle Real Estate Limited Partnership XVI or any entity affiliated with Borrower, JMB Realty Corporation, JMB/Urban Development Company, or general partner or affiliate of the general partner of either Carlyle Real Estate Limited Partnership XV or Carlyle Real Estate Limited Partnership XVI (collectively "non-paying leasing brokers").

     (g) TO BORROWER FOR PAYMENT OF TENANT IMPROVEMENTS, CAPITAL EXPENDITURES OR LEASE INDUCEMENTS: Pledge Agent will pay Borrower, out of funds in the Pledge Account, the amount due for tenant improvements, Capital Expenditures or lease inducements upon compliance with the draw request requirements.

     (h) TO BORROWER TO PAY THE EXCESS AMOUNT OF AVAILABLE CASH FLOW DEPOSITED IN A CALENDAR YEAR: Following determination by Pledge Agent that an Excess Amount, as hereinafter defined and determined, has been paid into the Reserve Account, Pledge Agent shall remit the Excess Amount to Borrower in accordance with the following condition:

           (i) The money that is subject to remittance is limited solely to the amount of Available Cash Flow deposited for that particular calendar year.

           (ii) Pledge Agent shall determine the amount to be remitted based upon analyzing and reconciling the certified monthly statements submitted to Lender pursuant to Paragraph 9 (a) of the Second Mortgage Modification and

                 Consolidation Agreement, such determination to be solely made based upon all such quarterly statements for such calendar year (or quarterly portion thereof) confirming that there would not have been Available Flow deposited in the Reserve Account if Available Cash Flow had been determined for all such quarters of such calendar year for which such analysis and reconciliation is made.

           (iii) The only amount that is to be remitted to Borrower is the amount of Available Cash Flow ("Excess Amount") deposited in the Reserve Account for the calendar year that, based upon the analysis and reconciliation made pursuant to Subparagraph 9 (b) hereof, would not have been deposited in the Reserve Account if Available Cash Flow had been determined as provided in Subparagraph (ii).

           (iv) Analysis, reconciliations and remittances, if any, are to be made solely on a particular calendar year basis. In no event can money deposited in the Reserve Account or statements submitted by Borrower pursuant to Paragraph 9(a) of the Second Mortgage Modification and Consolidation Agreement for a preceding calendar year be used for determining any remittance due Borrower pursuant to this Agreement in a subsequent year.

           (v) Borrower shall be required to repay any amounts remitted to it under this Agreement to the extent of any discrepancy that may arise as determined from the financial statements, audited and/or certified reports and Lender's audits required or occurring under the Second Mortgage Modification and Consolidation Agreement, and any failure on Borrower's part to pay upon demand the amount of any remittance that should not have been paid to Borrower based upon such annual statement, audited and/or certified report or Lender's audit shall constitute a default under the Second Mortgage Modification and Consolidation Agreement, at Lender's option, affording Lender with all rights and remedies as provided in the Second Mortgage Modification and Consolidation Agreement.

     (i)   TO BORROWER UPON PAYMENT IN FULL OF ALL AMOUNTS DUE LENDER:
Upon receipt of Lender's notice that the loan evidenced and secured by the Loan Documents has been satisfied in full and that Borrower has paid all money owed Lender as more particularly set forth in Paragraph 12, Pledge Agent shall pay to Borrower any money then remaining in the Reserve Pledge Account and Tenant Security Deposit Account.

     10. DRAW REQUEST REQUIREMENTS. The following are the procedures under which funds are to be paid for the items enumerated in Paragraphs 8
(f) and (g) hereof:

     (a) Borrower shall have the right once in each calendar month to make written request ("Draw Request") to Pledge Agent for the release of a portion of the Pledged Funds in the Reserve Account to pay for Tenant Improvement Costs, Capital Expenditures, Lease Inducement Amounts and Leasing Commissions (all defined below); provided, however, that no draw request can be processed for Tenant Improvements for an individual tenant unless it is either a request for final payment or for an amount in excess of $20,000.00, and provided further that the portion of the monthly draw requests for which satisfactory proof of payment has not been submitted cannot exceed $100,000.00 without Lender's express written consent (which consent will not be unreasonably withheld or denied, but Lender can withhold its consent where it has not received satisfactory proof that Borrower has paid to proper parties all funds due such parties from prior draw fundings).

     (b) Pledge Agent will only release Pledged Funds when it receives a Draw Request from Borrower accompanied by the following items of documentation:

     A. For all disbursements following the first draw request, documentation categorically confirming that funds from the immediately prior draw request were paid to the parties for whom such draw was requested. Such documentation must include, in addition to the documentation to be submitted under items B through F (to the extent applicable):

           (i) Where payment was to go to a tenant, a leasing broker or third party for the benefit of the tenant, duly executed acknowledgements of receipt of all such funds from such tenant, leasing broker or third party, or copies of cancelled checks or other proof of payment reasonably satisfactory to Lender.

           (ii) Where payment was to pay any materialman, laborer or other party to tenant improvement cost or capital expenditure, and a conditional lien waiver has been previously obtained, unconditional lien waiver confirming receipt in full of all monies covered by the disbursement or other proof reasonably satisfactory to Lender that no claim exists nor can exist for any non-payment.

           (iii) Where payment was to pay for materialmen, laborer or other party for tenant improvement costs or capital expenditures to reimburse for costs of under $5,000.00 for which no lien waiver was obtained, proof reasonably satisfactory to Lender that payment to such materialmen, laborer or other party has, in fact, been made.

     B. For the initial Draw Request for Tenant Improvement Costs in an individual tenant space:

           (i) A fully executed lease or related agreement or amendment to lease, together with a copy of Lender's written approval of the same and a statement in the form of Exhibit B outlining the major lease terms; except that Borrower does not need to present Pledge Agent with Lender's approval for (and Lender shall be deemed to have approved) any lease (or related agreement or amendment to a lease) so long as Borrower delivers a certification to Pledge Agent that said lease, related agreement or amendment to lease is for an a new tenant of less than 5,000 net rentable square feet or for existing tenant for less than 10,000 square feet of net rentable area (a) if the lease is on a form previously approved as such by Lender either without material variation from such form or with variations which Lender has previously approved in writing with respect to such tenant (or if an amendment or related agreement imposes no adverse economic burdens on Borrower from that previously approved by Lender), (b) is for a term of not less than three (3) years; and (c) meets the leasing requirements as established in Schedule A of the Approved Budget for the year in which the lease (or related agreement or amendment to lease) is executed. Any lease specifically approved by Lender will include a work letter for the tenant improvement work and will have attached any related agreements providing for Lease Inducement Amounts, all of which must have the Lender's written approval (which approval Lender agrees to not unreasonably withhold or deny).
Leases for new tenants of less than 5,000 net rentable square feet and for existing tenants of less than 10,000 net rentable square feet, not specifically approved by Lender, will include a tenant work letter reflecting any tenant improvement work and will have attached any agreements providing for Lease Inducement Amounts.

     It is understood and agreed among the parties hereto that in negotiating and entering into any lease or related agreement or amendment, allocations in the Approved Budget, Tenant Improvement Costs, Lease Inducement Amounts and Free Rent may be re-allocated among said categories by Borrower so long as such items, following such reallocation, when considered in their entirety, constitute market terms and do not exceed certain limits as set forth in Schedule A of the Approved Budget for the particular lease, related agreement or amendment in question. Lender agrees not to unreasonably withhold or deny its approval of any lease, related agreement or amendment.

           (ii) Subordination of Mortgage in the form attached hereto as Exhibit C, executed by the tenant in question, or such other form that Lender has specifically approved in writing (which approval Lender agrees not to unreasonably withhold or deny).

           (iii) A copy of any required building permit or permits for the improvements for which reimbursement is sought.

     C. For any Draw Request (including the initial, subsequent and final Draw Requests) for Tenant Improvement Costs in an individual tenant space and Capital Expenditures:

           (i) General Contractor's affidavit and lien waivers executed by any and all contractors, subcontractors or any other persons supplying labor or material for which reimbursement is being sought (said lien waivers to be unconditional except as they relate to the specific amounts for which reimbursement is sought) except that lien waivers need not be obtained where costs for materials or labor for individual Tenant Improvement Costs do not exceed $5,000.00 and other proof of payment has been submitted Lender.

           (ii) A certification of Borrower in the form attached hereto as Exhibit D.

     D. For the final Draw Request for Tenant Improvement Costs in an individual tenant space and for Capital Expenditures to the extent applicable:

           (i) Unconditional certificate of occupancy for the space in question.

           (ii) An architect's certificate (or general contractor's certificate for new leases for under 5,000 net rentable square feet or renewals of space for tenants occupying 10,000 net rentable square feet) certifying that the work for space in question has been completed substantially in accordance with the plans and specifications for the work, that the space is substantially completed (subject to minor punch-list items) and ready for occupancy and that the improvements comply with all applicable governmental regulations.

           (iii) For Capital Expenditures in excess of $50,000.00 and for leases of 5,000 square feet or more of net rentable area for new tenants and of 10,000 square feet of net rentable area for existing tenants, a title report of the Premises from the title insurance company that issued the title insurance policy in favor of Lender (or such other title company reasonably satisfactory to Lender) dated as of the date of the draw disbursement, confirming no non-insured over lien for labor or material has been filed against the Premises and confirming no new title exception or condition (not approved or deemed approved by Lender) which effectively changes title coverage from that afforded Lender in the title policy held by it.

           (iv) A duly executed Statement of Tenant In Re: Lease in the form attached hereto as Exhibit E.

     E. For any Draw Request for Leasing Commissions (defined below) relating to an individual tenant space:

           (i) A letter executed by the leasing broker stating the total leasing commissions paid or payable for the lease in question, stating the amount for which the draw request is being made, stating that the amount being requested is all that is then due and owing to the leasing broker for the lease in question and stating amount of any additional leasing/commissions that will become due and payable with respect to the lease (or a satisfactory methodology for determining same). The total leasing commissions payable in connection with a lease calculated on a dollar per square foot of space leased basis may not exceed the leasing commission level established in the Approved Budget for the year in which the lease is signed

           (ii) A certificate from Borrower that the leasing broker is not a non-paying leasing broker therefore not entitled to any payment.

     F. For any Draw Request that includes Lease Inducement Amounts (as such term is hereinafter defined) relating to an individual tenant space:

           (i) A certification of Borrower in the form attached hereto as Exhibit F.

           (ii)  If not previously submitted, all items required in
Section 9(b) (B) above.

     All fundings hereunder are conditioned upon receipt of the required documentation therefor by the 10th of the month preceding the date of funding and all documentation for a draw request must be submitted at one time and not on a piecemeal basis. To the extent documentation is complete or Lender has waived in writing any such required documentation, fundings will be made by the 25th of the month; provided, however, that unless Lender has approved in writing, either through written lease approvals or otherwise, all components of a Draw Request must meet the leasing requirements established in Schedule A of the Approved Budget subject to the re-allocation rights set forth above.

     Within five (5) business days after funding a Draw Request, Pledge Agent will forward to Lender all documentation delivered to it in connection with the Draw Request and in connection with proof of property payment of monies owed to other parties but paid to Borrower in a prior Draw Request.

     If any of the documentation does not comply with the requirements of this Agreement or the amounts requested or recited in the documents are not consistent with levels established in Schedule A of the Approved Budget subject to the re-allocation rights set forth above or with amounts otherwise approved by Lender, then the Draw Request (or applicable portion thereof) relating to such non-complying documentation is submitted. The portion of the Draw Request for which complying documentation has been provided shall be honored, provided that Borrower is otherwise in compliance with the other terms and conditions of this Agreement without regard to the notice preconditions set forth in Paragraph 10(p).

     (c) For purposes hereof, the following terms shall have the following respective meanings:

           (i) The term "Tenant Improvement Costs" means: any costs incurred or payable by Borrower in connection with the improvement, alteration, decoration, furnishing or retrofit of tenant spaces in the Premises and any payments made or payable by Borrower to any tenant as tenant finish allowance if and to the extent the tenant is doing its own tenant finish work, but only to the extent such costs or payments are incurred or payable in connection with leases approved by Lender in writing or leases deemed approved as provided in Paragraph 9(b) (B) (i) above, to Borrower and only to the extent such costs or payments meet the leasing guidelines of Schedule A of the Approved Budget subject to the re-allocation rights set forth above.

           (ii) The term "Lease Inducement Amounts" means: any payments made or payable by Borrower to a tenant of the Premises to induce the tenant to enter into or renew its lease; the actual out-of-pocket expenses incurred by Borrower when it assumes a tenant's lease of other property in order to induce the tenant to lease space in the Premises and any other cash payments incurred or payable by Borrower in the nature of tenant concessions or inducements, but only to the extent such payments are made or payable in connection with leases approved by Lender in writing or leases deemed approved as provided in Paragraph 9 (b) (B) (i) and are memorialized in the lease or in a separate agreement between Borrower and the tenant, and only to the extent such payments, when added to free rent, meet the leasing requirements in Schedule A by the Approved Budget for the year in which the lease was signed, or have been otherwise specifically approved by Lender subject to the re-allocation rights set forth above.

           (iii) The term "Leasing Commissions" means: any leasing or brokerage commissions or other similar expenses incurred or payable by Borrower in order to obtain leases of space in the Premises, but only to the extent such commissions or similar expenses are reasonable and customary and were incurred or are payable in connection with leases approved by Lender in writing or leases deemed approved as provided in Paragraph 10 (b) (B) (i) and meet the leasing requirements in Schedule A of the levels established by the Approved Budget for the year in which the lease was signed, or have been otherwise specifically approved by Lender subject to the re-allocation rights set forth above.

           (iv) The term "Approved Budget" means: the budget for each year as approved by Lender pursuant to Paragraph 54 of the Second Mortgage Modification and Consolidation Agreement. Borrower will deliver a copy of the Approved Budget to Pledge Agent on or before January 2 or such later date as the same shall have been approved by Lender, for each year during the term of this Agreement with evidence of such written approval attached to the Approved Budget.

           (v) The term "Capital Expenditures" means: (i) amounts that under standard accounting principles are not considered to be expenses, (ii) are not for tenant improvement work, and (iii) do not in the aggregate exceed the amount therefor in the Approved Budget and such amount exceeds $25,000.00. Capital expenditures of $25,000.00 or less are to be made in accordance with the Approved Budget and the other requirements contained in this Agreement.

     11.   MISCELLANEOUS.

     a. The various funds received by Pledge Agent are hereby deposited with Fidelity Investments at 82 Devonshire, Boston, Massachusetts with the Security Deposits with the Security Deposits being initially deposited in Pledged Agent's Tenant Security Deposit Account (Account No. #0690-00080270713--Fidelity-Money Market Government Trust (hereinafter called "Security Account") and the pledged funds received by Pledge Agent as part of the Reserve Account being deposited in Pledge Agent's reserve account (Account No. #0680-00080270721--Fidelity-US Treasury Income Fund (hereinafter called "Reserve Account"). All reasonable costs and fees of the Escrow Agent shall be paid for by Borrower and shall be deducted by Pledge Agent out of interest earned from the Reserve Account or Tenant Security Deposit Account.

     b. Pledge Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

     c.    Pledge Agent's duties under this Agreement shall be limited to:

  (1)Accepting the Pledged Funds for deposit into the Reserve Account and Tenant Security Deposit Account;

  (2)Instructing Security Account Bank and Pledge Bank to invest and reinvest such sums from time to time pursuant to the terms of this Agreement in permitted investments and in accordance with Borrower's written instructions;

  (3)Causing to be paid, from time to time out of pledged funds, all monies to be paid pursuant to Paragraphs 9 and 10 hereof;

  (4)Within fifteen (15) days following the end of each monthly period and continuing until the Consolidated Indebtedness is paid in full, delivering to Lender a reconciliation statement certified as being true and correct by the chief financial officer of Pledge Agent, listing all monies held in the Reserve Account and Tenant Security Deposit Account, including separately a schedule of all security deposits held by Pledge Agent and the tenants for which such security deposits are held, all money received, all income and interest earned and all payments made by Pledge Agent, and such other information as Lender has requested by notice from Lender to Borrower and Pledge Agent;

  (5)Supplying all information that is requested by the certified public accountant retained by Borrower so as to conduct the audit required to be done under Paragraph 10(d) of the Notes and Mortgage Modification
Agreement; and

  (6)Open up the books and records and make the same available to Lender and all employees, agents and representatives of Lender at such places and times as Lender or such employees, agents and representatives of Lender desire.

     d. Pledge Agent undertakes to perform only the duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against Pledge Agent.

     e. Borrower hereby agrees to indemnify Pledge Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fee or charge of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Pledge Agent under this Agreement, and in connection therewith, to indemnify Pledge Agent against any and all expenses, including attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim.

     f. If the parties hereto shall be in disagreement about the interpretation of this Agreement, or about their rights and obligations hereunder, or the propriety of any action contemplated by Pledge Agent hereunder, or if Lender files an objection to a request for payment, any party hereto may, at its discretion, file an action in a Massachusetts court of competent jurisdiction to resolve such disagreement. Pledge Agent shall be indemnified by Borrower for all costs, including attorney's fees, in connection with any such action, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final judgement in the action is received.

     g. Pledge Agent shall not be liable for any mistakes of fact or errors of judgement or for any acts or omissions of any kind unless caused by the willful misconduct or gross negligence of Pledge Agent. Escrow Agent shall not be deemed to be in violation of this Agreement if it is complying with a court order, including an attachment, garnishment or levy.

     h. Pledge Agent may resign upon thirty (30) days' prior written notice to the parties to this Agreement. If a successor escrow agent is not appointed within a thirty (30) day period following such written notice, Pledge Agent may petition a Massachusetts court of competent jurisdiction to name a successor. The costs of such action shall be paid by Borrower, and shall be subject to the provisions of Paragraph 10(e) hereof.

     i. All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, postage prepaid, by facsimile or by Federal Express, to the addresses set forth in the preamble of this Agreement. The name or place to which notice must be given may be changed by thirty (30) days' prior written notice thereof. This Agreement may be executed in one
(1) or more counterparts and/or with counterpart signature pages, each of which shall constitute one and the same agreement. This Agreement may also be executed by facsimile signatures. The facsimile numbers of the parties are as follows:

           PLEDGE AGENT:          (617) 262-0404
                                  Attn:  Kathleen Frost

           LENDER:                (212) 599-4126
                                  Attn:  Mark DePrima or
                                        Jennifer Hochglaube

           BORROWER:              (312) 915-2310
                                  Attn:  Robert J. Chapman
           with a copy sent to:   Pircher, Nichols & Meeks
                                  1999 Avenue of the Stars
                                  Los Angeles, California 90067
                                  Attn:  Real Estate Notices

     j. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and upon their respective successors and assigns.

     k. This Agreement shall be construed, enforced and interpreted under the laws of Commonwealth of Massachusetts, without regard to principles of conflict of laws.

     l.    In event of any litigation hereunder between

Borrower and Lender, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs incurred in such litigation. A prevailing party shall be a party that prevails on at least 51% of the monetary damages it claims.

     m. The failure of Lender to enforce strict performance of the terms and conditions hereof shall not constitute a waiver of its rights under this Agreement or under any of the Loan Documents.

     n. Borrower shall not assign its rights and/or obligations under this Agreement except only in connection with a transfer permitted under the Loan Documents. Subject to its right to resign as set forth under this Agreement, Pledge Agent shall not assign its rights and/or obligations under this Agreement.

     o. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

     p. A default by Borrower under this Agreement shall be a default under the Loan Documents; provided, however, that Borrower shall not be in default under this Agreement unless (i) in the case of a monetary default, Borrower shall fail to cure the same within five (5) days following written notice given by or on behalf of Lender or Pledge Agent to Borrower, or (ii) in the case of a non-monetary default, Borrower shall fail to cure same within twenty (20) days following written notice of such default given by or on behalf of Lender or Pledge Agent.

     q. In the event any provision is deemed to be invalid, it shall not affect the rest, residue and remainder of this Agreement and this Agreement shall be construed as if such provision was never included in this Agreement.

     r. Each party hereto does hereby warrant and represent that it has full power and authority to execute this Agreement for the uses and purposes herein contained.

     12. TERMINATION OF RESERVE ACCOUNT. This Agreement and the Reserve Account shall terminate when Lender provides Pledge Agent with written notification that the loan evidenced and secured by the Loan Documents has been satisfied in full, at which time Pledge Agent shall pay over the remaining proceeds in the Reserve Account to Borrower after the payment by Borrower to Lender of all outstanding principal indebtedness, fixed interest, Yield Maintenance Amount, Residual; Interest Amount, prepayment premiums, and all other sums required to be paid under the Loan Documents. Notwithstanding the aforesaid to the contrary, if the Premises are sold under foreclosure or are otherwise acquired by Lender after default under the Loan Documents, the remaining balance in the Reserve Account shall be credited to the indebtedness evidenced and secured by the Loan Documents as of the date of commencement of foreclosure proceedings or as of the date the title to the Premises shall be otherwise acquired.

     13. TERMINATION OF THE TENANT SECURITY DEPOSIT ACCOUNT. The Tenant Security Deposit Account shall be maintained and terminated as more particularly provided under the paragraph captioned "Tenant Security Deposit Account."

     14. COUNTERPART EXECUTIONS. This Agreement can be executed in one or more counterparts, each of which shall be an original and all of which shall constitute one agreement.

     15. HEADINGS. The headings used herein are for convenience only and are not to be used in interpreting this Agreement.

     The party or parties executing this Agreement for and on behalf of Borrower are doing so in their capacity of Trustee and not as individuals. As such, any liability for breaching any of the Borrower's obligations hereunder shall be limited to the Premises, trust assets and the monies deposited in escrow under Agreement.

     Without limitation on the foregoing, but in addition thereto, neither Borrower nor any Trustee, advisor or any other entity shall be personally liable in any manner or to any extent under or in connection with this Agreement or any other agreement or instrument entered into in connection herewith; provided, however, that the foregoing shall not affect or impair any obligations under a certain Indemnity and Payment Agreement of even date herewith given by Carlyle Real Estate Limited Partnership XV and Carlyle Real Estate Limited Partnership XVI to Lender.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


/s/ MARY D. SERVIN                /s/ BRIAN K. ELLISON
------------------------------    ------------------------------
Mary D. Servin                    Brian K. Ellison
Witness                           not personally but solely as
                                  Trustee of 260 Franklin Street
                                  Associates Trust as aforesaid
                                  for self and co-trustees


                                  TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA


Executed                          By:  Executed
------------------------------         ------------------------------
Witness                                Name:
                                       Title:


Attest:                           THE BOSTON MORTGAGE CAPITAL CORP.

Executed                          By:  Executed
------------------------------         ------------------------------
Name:                                  Name:
Title:                                 Title:



[ Seal ]

        ATTACHED TO AND FORMING A PART OF THEIR RESERVE PLEDGE
                   AGREEMENT COVERING APPL.  #MA-374

                              EXHIBIT "A"



Exhibit "A" from that certain Reserve Escrow Agreement dated as of January 1, 1991, by and among Norman S. Geller, Thomas Pabian, Thomas M. Bennett, Douglas J. Welker, Jeffrey Gluskin, Neil G. Bluhm, Vince McBrien and Julia Parks, as Trustees of the 260 Franklin Trust under a Declaration of Trust dated May 16, 1986, as amended, Teachers Insurance and Annuity Association of America, a New York corporation, and The Boston Mortgage Company, Inc., a Massachusetts corporation (the "Prior Agreement"), is hereby incorporated herein by reference.































































                              EXHIBIT "B"



Exhibit "B" from the Prior Agreement is hereby incorporated herein by reference.





































































                              EXHIBIT "C"



Exhibit "C" from the Prior Agreement is hereby incorporated herein by reference.





































































                              EXHIBIT "D"



Exhibit "D" from the Prior Agreement is hereby incorporated herein by reference.





































































                              EXHIBIT "E"



Exhibit "E" from the Prior Agreement is hereby incorporated herein by reference.